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                        FORM OF SECTION 906 CERTIFICATION

                                                              EX-99.906CERT MAIL

Michael S. Daubs, President, and Mary E. Hoffmann, Treasurer, of Ultra Series Fund (the "Registrant"), to the best of their knowledge, each certify that:

1. The Registrant's periodic report on Form N-Q for the period ended March 31, 2005 (the "Form N-Q") fully complies with the requirements of Rule 30a-3(c) of the Investment Advisers Act of 1940, as amended; and

2. The information contained in the Form N-Q fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

PRESIDENT                                       TREASURER

/s/Michael S. Daubs                             /s/Mary E. Hoffmann
-------------------                             -------------------
Michael S. Daubs                                Mary E. Hoffmann

Date: May 19, 2005                              Date: May 19, 2005